UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2014 (July 18, 2014)

TriplePoint Venture Growth BDC Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-36328	46-3082016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 854-2090

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — Entry into a Material Definitive Agreement.

On July 18, 2014, TriplePoint Venture Growth BDC Corp. (the “Company”) amended its Receivables Financing Agreement, dated February 21, 2014 and amended on May 30, 2014 (the “Credit Facility”), by executing a letter agreement (the “Amendment”) with Deutsche Bank AG, New York Branch, as administrative agent and syndication agent, Portfolio Financial Servicing Company, as backup collateral manager, TPVG Variable Funding Company LLC, as borrower, Deutsche Bank Trust Company Americas, as paying agent, the lenders party thereto, the other agents parties thereto, and U.S. Bank National Association, as custodian.  The Amendment amended the Credit Facility by including modifications relating to Section 10.8 (Minimum Equity) of the Credit Facility which permanently reduces the number of obligors required thereunder from eight to five thereby increasing the Company’s ability to draw under the Credit Facility.  In addition, the Company agreed to pay a $125,000 amendment fee to the Lenders in connection with the Amendment.  All other terms and conditions of the Credit Facility remained the same.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as an exhibit to this report and is incorporated herein by reference.

ITEM 9.01 - Financial Statements and Exhibits.

Exhibit 10.1          Letter Agreement amending the Credit Facility, dated July 18, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Venture Growth BDC Corp.

	By:	/s/ James P. Labe
James P. Labe
Chief Executive Officer

Date: July 23, 2014

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